UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2019

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices) (zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2019, Evofem Biosciences, Inc. (the “Company”) entered into letter agreements (the “Repricing Letter Agreements”) with certain holders (the “Holders”) of issued and outstanding warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”) offering the Holders the opportunity to exercise their Warrants for cash at reduced exercise prices equal to 80% of the closing price of the Company’s stock reported by the Nasdaq Capital Market on the respective dates of the Repricing Letter Agreements (the “Reduced Exercise Price”) provided the Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on the third trading day following the date of the respective Repricing Letter Agreements (the “End Date”). In addition, the Holders will receive “reload” warrants (the “Reload Warrants”) to purchase that number of shares of Common Stock equal to fifty percent of the shares of Common Stock issued upon exercise of the Warrants prior to the End Date. The terms of the Reload Warrants and Repricing Letter Agreements provide for customary resale registration rights and exercise prices equal to 160% multiplied by the closing price as reported by the Nasdaq Capital Market on the respective issue dates of the Reload Warrants. The Reload Warrants may be exercised at all times beginning on the earlier of the six month anniversary of their issuance date or the date of approval of the issuance of the Reload Warrants by the Company’s stockholders.

The Company will issue Reload Warrants to purchase up to 1,188,029 shares of Common Stock, and expects to receive gross proceeds of approximately $6.3 million from the exercise of the Warrants pursuant to the terms of the Repricing Letter Agreements. Certain Holders will receive Reload Warrants issued as a unit consisting of the Reload Warrant and one share of the Company’s Common Stock (the “Voting Share”). The Company expects to issue an aggregate of three Voting Shares in connection with the issuance of the Reload Warrants. The Repricing Letter Agreements and Reload Warrants were entered into pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D as promulgated thereunder.

The foregoing summaries of the Reload Warrants and the Repricing Letter Agreements are subject to, and qualified in their entirety by reference to, the Form of Reload Warrants and the Form of Repricing Letter Agreements, which are incorporated herein by reference to Exhibits 4.1, 4.2 and 10.1 and 10.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Reload Warrant
4.2	Form of Reload Warrant
10.1	Form of Repricing Letter Agreement
10.2	Form of Repricing Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: February 11, 2019	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer